EXHIBIT 23.2


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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated March 29, 2012 which is included in the Annual Report on Form 10-K/A for the year ended December 31, 2011 of BioCurex, Inc. in the Company's Registration Statement on Form S-8 pertaining to the Company's Stock Bonus Plan.

/s/ "MANNING ELLIOTT LLP"
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CHARTERED ACCOUNTANTS

Vancouver, Canada

September 5, 2012


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